EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration Statement on Form S-8 for the Park Bancorp, Inc. 2003 Incentive Plan of our report dated February 22, 2005 appearing in the Annual Report on Form 10-K of Park Bancorp, Inc. for the year ended December 31, 2004.

                                                /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
April 12, 2005